UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         January 21, 2013

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Long Drive, Houston, TX		77087
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2013 American Electric Technologies, Inc. (the “Company”) appointed Andrew L. Puhala as Senior Vice President and Chief Financial Officer, the Company’s principal financial officer. Mr. Puhala, age 42, was Vice President and CFO of Artificial Lift Company from October 2011 to September 2012. From 1996 to October 2011 he served in various finance posts with Baker Hughes Incorporated, most recently as Vice President Finance, Corporate Development.

Mr. Puhala is employed pursuant to an agreement a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein. A summary of the principal terms of the employment agreement are set forth in Exhibit 99.2 and incorporated by reference herein. The summary of Mr. Puhala’s employment agreement is qualified in its entirety by reference to the employment agreement filed as Exhibit 10.1 herein.

Don Boyd, who was serving as the Company’s principal financial officer on an interim basis, will continue to serve as the Company’s principal accounting officer.

Item 8.01   Other Events.

On January 22, 2013 the Company issued a press release announcing the appointment of Andrew L. Puhala as Senior Vice President and Chief Financial Officer of the Company. A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit

10.1	Employment Agreement with Andrew L. Puhala.*

99.1	Press release dated January 22, 2013 announcing the appointment of Andrew L. Puhala as Senior Vice President and Chief Financial Officer.

99.2	Summary of Andrew L. Puhala employment agreement.*

* Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

By: /s/ Charles M. Dauber
Date: January 23, 2013	Charles M. Dauber
President and CEO

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Employment Agreement with Andrew L. Puhala.

99.1	Press release dated January 22, 2013 announcing the appointment of Andrew L. Puhala as Senior Vice President and Chief Financial Officer.

99.2	Summary of Andrew L. Puhala employment agreement.